                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                            ADVANCED MAGNETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 2, 1999
                            ------------------------

     The Annual Meeting of Stockholders ("Annual Meeting") of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 2, 1999 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect seven members of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

     2. To consider and act upon an amendment to the Company's 1993 Stock Plan (the "Plan") increasing the number of shares of common stock, par value $.01 per share, of the Company available for issuance under the Plan from 500,000 to 700,000 shares; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 7, 1998 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary

Cambridge, Massachusetts
December 28, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 2, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 2, 1999 and at any adjournment of the Annual Meeting.

     December 7, 1998 was the record date for the determination of stockholders entitled to vote at the Annual Meeting. On that date, there were 6,767,660 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date.

     At the Annual Meeting, a proposal to elect Messrs. Leonard Baum, Jerome Goldstein, Leslie Goldstein, Joseph Lassiter, III, Michael Loberg, Edward Roberts and George Whitesides as directors and a proposal to increase the number of shares of Common Stock available for issuance under the Company's 1993 Stock Plan will be subject to a vote of stockholders. Where a choice has been specified on the accompanying proxy card with respect to these proposals, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted in favor of the proposal if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report on Form 10-K, including audited financial statements for the fiscal year ended September 30, 1998, is being mailed to the stockholders entitled to vote at the Annual Meeting along with the mailing of this proxy statement. This proxy statement and accompanying form of proxy will first be mailed to stockholders on or about December 28, 1998.

                               VOTING PROCEDURES

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/Registrar of the Company.

     Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. With respect to the proposed amendment to the Company's 1993 Stock Plan (the "Plan"), the Company's By-Laws and federal tax regulations provide that the affirmative vote of the majority of shares present, in person or represented by proxy, and voting, on that matter is required for approval. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the Annual Meeting is also required for approval of all other matters, if any, to be submitted to stockholders at the meeting. Abstentions and broker "non-votes" are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than August 23, 1999. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is November 8, 1999. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the annual meeting of stockholders if notice concerning proposal of such matter was not received prior to November 8, 1999. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information, as of December 7, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and each of the four other most highly compensated executive officers of the Company as of September 30, 1998 whose annual compensation exceeded $100,000 (the "Named Officers") and (iv) all directors and executive officers of the Company as a group:

                                                      NUMBER OF     PERCENTAGE OF
                                                        SHARES         COMMON
                 NAME AND ADDRESS                    BENEFICIALLY       STOCK
              OF BENEFICIAL OWNER(1)                    OWNED        OUTSTANDING
              ----------------------                 ------------   -------------
BVF Partners L.P.(2)...............................     909,235         13.4%
     333 West Wacker Drive, Suite 1600
     Chicago, Illinois 60606
Marlene Kaplan Goldstein(3)(4).....................     704,237         10.4%
Jerome Goldstein(3)(4)(5)..........................     701,359         10.3%
Dimensional Fund Advisors, Inc.(6).................     414,950          6.1%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
Eiken Chemical Co., Ltd............................     375,000          5.5%
     1-33-8 Hongo
     Bunkyo-Ku
     Tokyo, Japan
Leslie Goldstein(7)................................     339,027          5.0%
Ernest V. Groman, Ph.D.(8).........................     116,047          1.7%
Edward B. Roberts, Ph.D.(9)........................     101,100          1.5%
George M. Whitesides, Ph.D.(10)....................      67,125          1.0%
Paula M. Jacobs, Ph.D.(11).........................      14,470            *
Leonard M. Baum(12)................................      11,461            *
Jerome M. Lewis, Ph.D.(13).........................      10,669            *
Joseph B. Lassiter, III, Ph.D.(14).................       2,500            *
Michael D. Loberg, Ph.D.(15).......................       2,500            *
All directors and executive officers as a group
  (15 persons)(16).................................   1,406,300         20.5%

---------------
   * Less than 1%.

 (1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

 (2) Based upon a Form 4 for the month of October 1998, filed with the Securities and Exchange Commission, a copy of which was provided to the Company pursuant to SEC rules, BVF Partners L.P. ("Partners") and BVF, Inc., an investment advisor to and general partner of Partners, are the beneficial owners of 909,235 shares of stock. Mark N. Lampert is the sole shareholder of and sole director of BVF, Inc. and disclaims beneficial ownership of shares beneficially owned by Partners. Partners is the general partner of Biotechnology Value Fund, L.P. which disclaims ownership of shares beneficially owned by Partners on behalf of certain managed investment accounts.

 (3) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

 (4) Includes 59,400 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children.

 (5) Includes 15,937 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 5, 1999.

 (6) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 414,950 shares as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Includes 215,000 shares held by Leslie Goldstein as Trustee of the Leslie and Roslyn Goldstein Foundation and 16,902 shares held by Banjo Investments, a family trust, over which Mr. Goldstein has discretionary trading authority. Includes 7,125 shares issuable to Leslie Goldstein pursuant to options exercisable on or before February 5, 1999.

 (8) Includes 5,250 shares owned by Dr. Groman's son, 18,000 shares held in trust for the benefit of Dr. Groman's sons and 7,812 shares issuable to Dr. Groman pursuant to options exercisable on or before February 5, 1999.

 (9) Includes 34,500 shares held by Dr. Roberts as trustee for his children and 7,125 shares issuable to Dr. Roberts pursuant to options exercisable on or before February 5, 1999.

(10) Includes 7,125 shares issuable to Dr. Whitesides pursuant to options exercisable on or before February 5, 1999.

(11) Includes 8,187 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 5, 1999.

(12) Includes 8,750 shares issuable to Mr. Baum pursuant to options exercisable on or before February 5, 1999.

(13) Includes 9,062 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 5, 1999.

(14) Represents 2,500 shares issuable to Dr. Lassiter pursuant to options exercisable on or before
     February 5, 1999.

(15) Represents 2,500 shares issuable to Dr. Loberg pursuant to options exercisable on or before February 5, 1999.

(16) Includes 350,552 shares held in family or charitable trusts and custodial accounts for various directors' and officers' children and 99,724 shares issuable under options exercisable on or before February 5, 1999.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are now directors of the Company, unless authority to vote for the election of any or all of the directors is withheld by marking the proxy to that effect.

     Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

     Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

     Leonard M. Baum, age 45, has been a director since 1997. He has been President and Chief Operating Officer of the Company since June 1997 and was a Senior Vice President of the Company from September 1994 to September 1997. He was formerly employed by Squibb Diagnostics from March 1986 to September 1994, most recently as Senior Director, Worldwide Regulatory Affairs. Mr. Baum also serves as a director of Kalisto Biologicals Inc., a subsidiary of the Company.

     Jerome Goldstein, age 59, has been a director since 1981. He is a founder of the Company and has been Chairman of the Board of Directors, Chief Executive Officer and Treasurer since the Company's organization in November 1981. Mr. Goldstein was President of the Company from the Company's organization in November 1981 until June 1997. Mr. Goldstein also serves as Chairman of the Board of Directors of Kalisto Biologicals Inc., a subsidiary of the Company.

     Leslie Goldstein, age 63, has been a director since 1981. He has been engaged in investment analysis as an associate of SRG Associates since June 1977. SRG Associates is a division of Fahnestock & Company, Inc., a security broker-dealer. Mr. Goldstein is the brother of Jerome Goldstein.

     Joseph B. Lassiter, III, Ph.D., age 51, has been a director since 1997. He has been a Lecturer and Professor at the Harvard Business School since September 1996. He was the President of Wildfire Communications, Inc., a telecommunications software company, from July 1994 to February 1996, and was Vice President at Teradyne, Inc., a manufacturer of automatic test equipment, from January 1977 to February 1994. He is a director of Security Dynamics Technologies, Inc.

     Michael D. Loberg, Ph.D., age 51, has been a director since 1997. He has been Chief Executive Officer of NitroMed, Inc. since September 1997. Prior to that, he served for twenty years in various senior management positions at Bristol-Myers Squibb, including President of Squibb Diagnostics, President of BMS Northern Europe and President of BMS Specialty Pharmaceuticals.

     Edward B. Roberts, Ph.D., age 63, has been a director since 1982. He has been Professor at the Sloan School at the Massachusetts Institute of Technology since 1961. He was a co-founder and the Chairman of Pugh-Roberts Associates, Inc., a management consulting firm that is now a division of PA Consulting Group, Inc. He is also a general partner of Zero Stage Capital Management, L.P., a venture capital limited partnership. He is also a director of SelfCare, Inc., PegaSystems, Inc. and Medical Information Technology Inc.

     George M. Whitesides, Ph.D., age 59, has been a director since 1981. He has been a Professor of Chemistry at Harvard University since July 1982. He is a director of Dexter Corporation, a manufacturer of specialty material product and Geltex Inc., a biopharmaceutical company.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during the fiscal year ended September 30, 1998. Each director attended at least 75% of the meetings of the Board of Directors and all the Committees on which he served with the exception of George M. Whitesides who attended two meetings.

     Jerome Goldstein, Joseph B. Lassiter, III and Edward B. Roberts serve as members of the Audit Committee of the Board of Directors. The Audit Committee oversees generally the financial controls and practices of the Company. The Audit Committee conducted two formal meetings apart from Board of Directors meetings during the fiscal year ended September 30, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 1998, and written representations from certain of its directors and executive officers, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the fiscal year ended September 30, 1998.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of each of the Named Officers for each of the fiscal years ended September 30, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                                AWARDS(2)
                                                    ANNUAL          ---------------------------------
                                                COMPENSATION(1)       SECURITIES
                                               -----------------      UNDERLYING         ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR    SALARY($)    OPTIONS/SARS(#)   COMPENSATION($)
         ---------------------------           ----    ---------    ---------------   ---------------
Jerome Goldstein.............................  1998     235,273              0            18,100(3)
  Chairman of the Board of Directors,          1997     228,115         30,000            16,800(3)
  Chief Executive Officer and Treasurer        1996     220,738              0            11,215(3)
Leonard M. Baum..............................  1998     204,632         10,000             2,000(4)
  President and Chief Operating Officer        1997     194,104         20,000             2,000(4)
                                               1996     186,231              0             2,000(4)
Ernest V. Groman, Ph.D.(5)...................  1998     131,743              0             2,000(4)
  Vice President -- Research                   1997     126,335          8,000             2,000(4)
Paula M. Jacobs, Ph.D........................  1998     126,592              0             2,000(4)
  Vice President -- Development                1997     122,861          9,000             2,000(4)
                                               1996     118,500              0             2,000(4)
Jerome M. Lewis, Ph.D........................  1998     121,209              0             2,000(4)
  Vice President -- Scientific Operations      1997     116,413          8,000             2,000(4)
                                               1996     112,115              0             2,000(4)

---------------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended September 30, 1998, 1997 and 1996.

(3) Includes $16,100, $14,800 and $9,215 in premiums on a term life insurance policy related to coverage in the fiscal years ended September 30, 1998, 1997 and 1996, respectively, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children and $2,000 in contributions for Mr. Goldstein's benefit to the Company's 401(k) plan.

(4) Represents amount contributed for the benefit of the Named Officer to the Company's 401(k) plan.

(5) Dr. Groman was elected by the Board of Directors as an executive officer in June 1997.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants to the Named Officers of stock options during the fiscal year ended September 30, 1998:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                  INDIVIDUAL GRANTS
                                -----------------------------------------------------
                                              PERCENT OF
                                                TOTAL                                    POTENTIAL REALIZABLE
                                NUMBER OF      OPTIONS/                                    VALUE AT ASSUMED
                                SECURITIES       SARS                                      ANNUAL RATES OF
                                UNDERLYING     GRANTED                                       STOCK PRICE
                                 OPTION/          TO                                       APPRECIATION FOR
                                   SARS       EMPLOYEES     EXERCISE OF                    OPTION TERM (2)
                                 GRANTED      IN FISCAL     BASE PRICE     EXPIRATION    --------------------
             NAME                  (#)           YEAR         ($/SH)          DATE        5%($)      10%($)
             ----               ----------    ----------    -----------    ----------    --------   ---------
Jerome Goldstein..............        --           --             --             --           --          --
Leonard M. Baum...............    10,000(3)     74.07         11.875         5/5/08       74,681     189,257
Ernest V. Groman, Ph.D........        --           --             --             --           --          --
Paula M. Jacobs, Ph.D.........        --           --             --             --           --          --
Jerome M. Lewis, Ph.D.........        --           --             --             --           --          --

---------------
(1) No stock appreciation rights ("SARs") were granted in the fiscal year ended September 30, 1998.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(3) Options granted under the Company's 1993 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal 1998, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 1998 and (iv) the value of such unexercised options at September 30, 1998:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        SEPTEMBER 30, 1998 OPTION VALUES

                                                                                        VALUE OF UNEXERCISED
                                                                NUMBER OF                   IN-THE-MONEY
                                                          SECURITIES UNDERLYING             OPTIONS/SARS
                                                        UNEXERCISED OPTIONS/SARS          AT SEPTEMBER 30,
                                SHARES       VALUE      AT SEPTEMBER 30, 1998(#)             1998($)(2)
                              ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
            NAME              EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
Jerome Goldstein............        --           --      15,937         14,063           --             --
Leonard M. Baum.............        --           --       8,750         21,250           --             --
Ernest V. Groman, Ph.D......        --           --       7,812          3,938           --             --
Paula M. Jacobs, Ph.D.......     2,180       11,264       9,007          4,313           --             --
Jerome M. Lewis, Ph.D.......     1,491        8,170       9,571          3,938           --             --

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at September 30, 1998 ($7.50 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option. All options held by the Named Officers have an exercise price of greater than $7.50 per share, and, therefore, no such options are "in-the-money."

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

To Our Stockholders:

     The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

     Salaries of the five highest paid executives are listed on the Executive Compensation Summary table found on page 5. On an annual basis, the Board reviews these salaries and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted the compensation of each of the executives by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 1998, the Board determined the Company's performance primarily by reference to the progress of the Company's clinical trials and product development efforts. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 5.

     In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four-year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Board in its discretion.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all of the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development and clinical trial progress), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

     As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 5 in fiscal 1998.

Members of the Board of Directors:

            Leonard M. Baum                      Michael D. Loberg
            Jerome Goldstein                     Edward B. Roberts
            Leslie Goldstein                     George M. Whitesides
            Joseph B. Lassiter, III

COMPENSATION OF DIRECTORS

     During the fiscal year ended September 30, 1998, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

     Under the terms of the 1992 Director Plan, each person who was a member of the Company's Board of Directors on November 5, 1991 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 5, 1991 (or the date of their appointment to the Board of Directors, if thereafter) (the "1992 Initial Grant Date") and November 5, 1996 an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive fifth anniversary of the 1992 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

     Under the terms of the 1993 Director Plan, each person who was a member of the Company's Board of Directors on November 10, 1992 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 10, 1992 (or the date of their appointment to the Board of Directors, if thereafter) (the "1993 Initial Grant Date") and November 10, 1998 an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of the 1993 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

     Directors are also eligible for option grants under the terms of the Company's 1993 Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 1998, Jerome Goldstein, the Company's Chairman of the Board of Directors, Chief Executive Officer and Treasurer, and Leonard Baum, the Company's Chief Operating Officer and President, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein and Mr. Baum abstained from voting with respect to decisions concerning their respective compensation as executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1998 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Group based on SIC Code 2834 (pharmaceutical preparations). The comparisons assume $100 was invested on October 1, 1993 in the Company's Common Stock, in the American Stock Exchange Market Value Index and with the Company's Peer Group and assumes reinvestment of dividends, if any.

                              [PERFORMANCE GRAPH]

           COMPANY/INDEX/MARKET             9/30/1993   9/30/1994   9/29/1995   9/30/1996   9/30/1997   9/30/1998
Advanced Magnetics, Inc.                     100.00      125.96      198.08      127.88       82.21       57.69
SIC Code Index                               100.00      112.47      162.59      215.72      306.49      406.39
AMEX Market Index                            100.00      101.92      122.80      127.81      155.42      135.76

     The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

                     PROPOSAL TO AMEND THE 1993 STOCK PLAN

PROPOSED AMENDMENT

     The 1993 Stock Plan (the "1993 Plan") was adopted by the Company's Board of Directors in December 1992 and approved by the Company's stockholders in February 1993. A maximum of 500,000 shares of Common Stock are currently reserved for issuance under the 1993 Plan upon the exercise of options or in connection with awards of stock of the Company ("Awards") or the opportunity to make direct stock purchases of shares of the Company ("Purchases"). The Board of Directors has unanimously approved and recommended to the stockholders that they approve an amendment to increase the number of shares authorized for issuance under the 1993 Plan to 700,000 shares.

     The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the Company believes that the proposed increase in the number of shares available under the 1993 Plan is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees.

     As of December 7, 1998, only 125,875 shares remained authorized for issuance under the 1993 Plan. If the increase in the number of shares authorized for issuance under the 1993 Plan is not approved, the Company may become unable to provide suitable long-term equity based incentives to present and future employees. The Company has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the 1993 Plan if the proposed amendment to the 1993 Plan is approved.

     The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the 1993 Plan.

     The following is a summary description of the 1993 Plan, which is qualified in its entirety by reference to the complete text of the 1993 Plan which is attached as Appendix A hereto.

DESCRIPTION OF THE 1993 PLAN

     The purpose of the 1993 Plan is to provide incentives to officers and other employees of the Company and any present or future subsidiaries (collectively, "Related Corporations") by providing them with opportunities to purchase stock of the Company pursuant to options which qualify as incentive stock options ("ISO" or "ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1993 Plan also provides for the issuance to consultants, employees, officers and directors of the Company and Related Corporations of options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). Awards and Purchases may also be granted to consultants, employees, officers and directors of the Company. ISOs, Non-Qualified Options, Awards and Purchases are sometimes referred to collectively as "Stock Rights" and ISOs and Non-Qualified Options are sometimes referred to collectively as "Options." On December 7, 1998, the closing price of the Company's Common Stock on the American Stock Exchange was $8.625.

     Administration. The 1993 Plan is administered by the Board of Directors of the Company. Subject to the terms of the 1993 Plan, the Board of Directors has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs) and the terms of the Stock Rights granted, including (a) the number of shares subject to each grant, (b) when the Stock Right becomes exercisable, (c) the per share exercise or purchase price, (d) the duration of the Stock Right, (e) the time, manner and form of payment upon the exercise of a Stock Right and (f) other terms and provisions governing the Stock Rights. The interpretation and construction by the Board of Directors of any provision of the 1993 Plan or of any Stock Right granted under the 1993 Plan shall be final.

     Eligible Participants. Subject to certain limitations, ISOs under the 1993 Plan may be granted to any employee of the Company or a Related Corporation. For any ISO optionee, the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock to be received by such optionee (under all stock option plans of the Company) pursuant to an ISO if such optionee exercises options at the earliest possible date cannot exceed $100,000 in any calendar year; any portion of an ISO grant that exceeds such $100,000 limit will be treated for federal tax purposes as a Non-Qualified Option. Non-Qualified Options, Awards and Purchases may be granted to any director, officer, employee or consultant of the Company or a Related Corporation.

     Granting of Stock Rights, Prices and Duration. Stock Rights may be granted under the 1993 Plan at any time prior to December 7, 2002. Pursuant to the 1993 Plan, ISOs cannot be granted at prices less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Company). The exercise price per share of Non-Qualified options granted under the 1993 Plan cannot be less than the minimum legal consideration required under applicable state law.

     The 1993 Plan provides that each Option shall expire on the date specified by the Board of Directors, but not more than ten years from its date of grant. However, in the case of an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, such ISO shall expire five years from the date of grant. Options are subject to early termination in certain circumstances.

     Exercise of Options. Each Option granted under the 1993 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board of Directors may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Board of Directors shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limit on the fair market value of stock subject to ISOs granted to any employee which may become exercisable in any calendar year).

     Payment for exercise of an Option under the 1993 Plan may be made in cash or by check or, if authorized by the Board of Directors in its discretion, in full or in part by a personal recourse, interest bearing note, by tendering shares of Common Stock of the Company or by an assignment to the Company of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay the amount to the Company. In the case of ISOs, any Board of Directors authorization of a non-cash payment must be in writing at the time of the ISO grant.

     Effect of Termination of Employment, Disability or Death. No Stock Right granted under the 1993 Plan is assignable or transferable by the grantee except by will or by the laws of descent and distribution. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability, no further installment of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 90 days from the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options.

     If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the option by will or the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Company by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date, at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO). Non-Qualified Options are subject to the termination and cancellation provisions as may be determined by the Committee.

     Non-Assignability of Options. Only the optionee may exercise an Option; no assignment or transfers are permitted except by will or by the laws of descent and distribution.

     Miscellaneous. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1993 Plan at any time (although such action shall not affect options previously granted). Any shares subject to an Option which for any reason expires or terminates unexercised may again be available for option grants under the 1993 Plan. Unless terminated sooner, the 1993 Plan will terminate on December 7, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The following general rules are applicable under current federal income tax law to ISOs under the 1993 Plan:

          1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal income tax deduction is allowed to the Company upon either grant or exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

          5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

          6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

          8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the fair market value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular federal income tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular federal income tax liability in later years.

          9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Non-Qualified Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options under the 1993 Plan:

          1. The optionee generally does not realize any federal taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax expense deduction by reason of such grant.

          2. The optionee generally will recognize ordinary income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

          3. When the optionee sells the shares acquired through an exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when ordinary income is recognized by the optionee.

          5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

          6. Special rules apply if the Common Stock acquired through the exercise of a Non-Qualified Option is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Awards and Purchases. Under current federal income tax law, persons receiving Common Stock pursuant to an Award or Purchase will generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company should generally be entitled to a corresponding deduction for federal income tax purposes. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the Common Stock and his or her basis in the Common Stock (generally, the exercise price plus the amount taxed to the seller as ordinary income). If the seller's holding period for the Common Stock exceeds one year, such gain or loss will be a long-term capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

STOCK OPTIONS GRANTED UNDER THE 1993 PLAN SINCE ITS INCEPTION

     The following table sets forth as of December 7, 1998 all options granted under the 1993 Plan since its inception to (i) the Named Officers, (ii) each nominee for election as a director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) all employees, excluding executive officers, as a group, and (vi) each person who has received five percent or greater of the options granted under the 1993 Plan.

                                                              NUMBER
                                                                OF
                NAME AND PRINCIPAL POSITION                   OPTIONS
                ---------------------------                   -------
Jerome Goldstein(1).........................................   30,000
  Chief Executive Officer, Treasurer, Chairman and Director
Leonard M. Baum(1)..........................................   30,000
  Chief Operating Officer, President and Director
Ernest V. Groman, Ph.D......................................    8,000
  Senior Vice President -- Research
Paula M. Jacobs, Ph.D.......................................    9,000
  Senior Vice President -- Development

                                                              NUMBER
                                                                OF
                NAME AND PRINCIPAL POSITION                   OPTIONS
                ---------------------------                   -------
Jerome M. Lewis, Ph.D.......................................    8,000
  Senior Vice President -- Scientific Operations
Leslie Goldstein............................................   15,000
  Director
George M. Whitesides, Ph.D..................................   15,000
  Director
Edward B. Roberts, Ph.D.....................................   15,000
  Director
Joseph B. Lassiter, III, Ph.D...............................   10,000
  Director
Michael D. Loberg, Ph.D.....................................   10,000
  Director
All Current Executive Officers as a Group (10) Persons......  126,500
All Current Directors who are not Executive Officers as a
  Group.....................................................   65,000
  (5) Persons
All Employees who are not Executive Officers as a Group.....  286,575

---------------
(1) Persons who have received five percent or greater of options granted under the 1993 Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent accountants for the 1999 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                           EXPENSES AND SOLICITATION

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary

     THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES BY PROVIDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING THEIR PRIOR PROXY.

                                                                      APPENDIX A

                            ADVANCED MAGNETICS, INC.

                                1993 STOCK PLAN

     1. PURPOSE. This 1993 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Advanced Magnetics, Inc. (the "Company"), and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

     2.  ADMINISTRATION OF THE PLAN.

          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs shall be granted, and determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the members of the committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall constitute the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph
13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time after December 8, 1992 and prior to December 7, 2002. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Rights; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

          A. PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

          B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

          D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bone fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY.

          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e) (3) of the Code or any successor statute.

     11. ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the grantee each Stock Right shall be exercisable only by him.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such

     Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or
     (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

          D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" or such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in
Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in the clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on December 8, 1992, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to December 8, 1993, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on December 7, 2002 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after he makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring within two years of the date the ISO was granted or within one year of the date the ISO was exercised, whichever period ends later.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of a Stock Right hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted stock or securities acquired by exercising a Stock Right, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Stock Right shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Stock Rights in connection with the Plan.

     21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                            ADVANCED MAGNETICS, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 2, 1999

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R         The undersigned, revoking all prior proxies, hereby appoint(s) Jerome
O    Goldstein and Edward B. Roberts, and each of them, with full power of
X    substitution, as proxies to represent and vote as designated herein, all
Y shares of stock of Advanced Magnetics, Inc. ("the Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 2, 1999 at 10:00 a.m., local time, and at any adjournment thereof.

          IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. To Elect Directors.                                           2. To approve the proposal to amend the Company's 1993 Stock Plan

NOMINEES: Leonard M. Baum, Jerome Goldstein, Leslie Goldstein,                   FOR             AGAINST          ABSTAIN
Joseph B. Lassiter, III, Michael D. Loberg, Edward B. Roberts,                   [ ]               [ ]               [ ]
and George M. Whitesides
                                                                 3. To transact such other business as may properly come before the
                                                                    Annual Meeting.

                  FOR            WITHHELD*
                  [ ]               [ ]
                                                                   MARK HERE                      MARK HERE IF
                                                                 FOR ADDRESS     [ ]               YOU PLAN TO       [ ]
                                                                  CHANGE AND                       ATTEND THE
                                                                 NOTE AT LEFT                        MEETING

                                                                 Sign as name appears.  Joint owners must both sign.  Attorney,
________________________________                                 executor, administrator, trustee or guardian must give title.
*To withhold your vote for any individual nominee, write the     A corporation or partnership must sign its name by authorized
nominee's name in the space provided above                       person.


                                                                 Signature: ______________________________ Date:___________________

                                                                 Signature: ______________________________ Date:___________________